                                                                      EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
          (Unaudited and in thousands, except share and per share data)

                                                                        THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                 -------------------------------     -------------------------------
                                                                 JUNE 30, 2000     JUNE 30, 1999     JUNE 30, 2000     JUNE 30, 1999
                                                                 -------------     -------------     -------------     -------------
Net loss                                                         $     (2,594)     $       (336)     $     (5,845)     $     (4,293)
                                                                 ============      ============      ============      ============

                                                                                     NET LOSS PER SHARE - BASIC

Weighted average common shares - Basic                             13,004,124        12,946,624        12,980,498        12,946,624
                                                                 ============      ============      ============      ============

Net loss per share - Basic                                       $      (0.20)     $      (0.03)     $      (0.45)     $      (0.33)
                                                                 ============      ============      ============      ============

                                                                                     NET LOSS PER SHARE - DILUTED
Shares used in this computation:
     Weighted average common shares  - Basic                       13,004,124        12,946,624        12,980,498        12,946,624
     Dilutive effect of shares under employee stock plans                  --                --                --                --
                                                                 ------------      ------------      ------------      ------------
     Weighted average common shares - Diluted                      13,004,124        12,946,624        12,980,498        12,946,624
                                                                 ============      ============      ============      ============

Net loss per share - Diluted                                     $      (0.20)     $      (0.03)     $      (0.45)     $      (0.33)
                                                                 ============      ============      ============      ============


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